                                                                  Exhibit (a)(3)


                          NOTICE OF GUARANTEED DELIVERY

                                  in respect of

                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock

                                       of

                               ASA Holdings, Inc.

                                       at

                              $34.00 Net Per Share

                                       by

                                 Delta Sub, Inc.
                     a wholly-owned, indirect subsidiary of

                              Delta Air Lines, Inc.


     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the shares of Common Stock of ASA Holdings, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See the section of the Offer to Purchase entitled "Procedures for Accepting the Offer and Tendering Shares."

                To: Harris Trust Company of New York, Depositary


         By Mail:                Facsimile:        By Hand/Overnight Delivery:
    Wall Street Station        (212) 701-7636             Receive Window
       P.O. Box 1023                                    Wall Street Plaza
  New York, NY 10268-1023                           88 Pine Street, 19th Floor
                                                        New York, NY 10005

                           For Information Telephone:
                                 (212) 701-7624

                              Ladies and Gentlemen:

     The undersigned hereby tenders to Delta Sub, Inc., a Georgia corporation ("Delta Sub") and a wholly-owned, indirect subsidiary of Delta Air Lines, Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 22, 1999 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, __________________ shares of common stock, $0.10 par value per share (the "Shares"), of ASA Holdings, Inc., a Georgia corporation, pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Purchase entitled "Procedures for Accepting the Offer and Tendering Shares."


    Certificate Nos. (if available)                      SIGN HERE


--------------------------------------------    -----------------------------
                                                        Signature(s)


--------------------------------------------    -----------------------------
                                                          (Address)
If shares will be tendered by
book-entry transfer:

                                                -----------------------------
                                                 (Name(s)) (Please Print)
Name of Tendering Institution


--------------------------------------------    -----------------------------
                                                        (Zip Code)


Account No. at The Depository Trust Company:

--------------------------------------------    -----------------------------
                                                (Area Code and Telephone No.)

                                    GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three Nasdaq National Market System trading days of the date hereof.





                    ------------------------------------------
                                 (Name of Firm)

                    ------------------------------------------
                             (Authorized Signature)

                    ------------------------------------------
                                     (Name)

                    ------------------------------------------
                                    (Address)

                    ------------------------------------------
                                   (Zip Code)

                    ------------------------------------------
                          (Area Code and Telephone No.)



Dated:              , 1999.
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